Form of Proxy Card

PROXY TABULATOR P.O. Box ________ Farmingdale, NY 11735	To vote by Internet
 1) Read the Proxy Statement and have the proxy card below at hand.
 2) Go to Website www.__________.com
 3) Follow the instructions provided on the website.

 To vote by Telephone
 1) Read the Proxy Statement and have the proxy card below at hand.
 2) Call 1-__________
 3) Follow the instructions.

 To vote by Mail
 1) Read the Proxy Statement.
| 2) Check the appropriate boxes on the proxy card below.
 3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: [X]

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

W&R TARGET LIMITED-TERM BOND PORTFOLIO

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL.

Vote on Proposal:

1:
To approve a Plan of Reorganization and Termination providing for (1) the transfer of all of the assets of Limited-Term Bond Portfolio to, and the assumption of all of the liabilities of Limited-Term Bond Portfolio by, Bond Portfolio, a series of W&R Target Funds, Inc., in exchange for shares of Bond Portfolio and (2) the distribution of such shares to the shareholders of Limited-Term Bond Portfolio in complete liquidation of Limited-Term Bond Portfolio.

	( ) FOR	( ) AGAINST	( ) ABSTAIN

The proxies are authorized to vote in their discretion on any other business that may properly come before the meeting or any adjournments or postponements thereof.

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. IF YOU ARE NOT VOTING BY PHONE OR INTERNET, PLEASE SIGN AND DATE THIS PROXY CARD BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign name or names as appearing on proxy
and return promptly in the enclosed postage-paid envelope.
If signing as a representative, please include capacity.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

W&R TARGET LIMITED-TERM BOND PORTFOLIO	SPECIAL MEETING OF THE SHAREHOLDERS
A Series of W&R TARGET FUNDS, INC.	June 19, 2007

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION

The undersigned, having received Notice of the June 19, 2007 Special Meeting of Shareholders of the above referenced fund (the "Portfolio"), a series of W&R Target Funds, Inc. (the "Corporation"), and the related Proxy Statement, hereby appoints Kristen A. Richards and Daniel C. Schulte as proxies, each with full power of substitution and revocation, to represent the undersigned and to vote all shares of the Portfolio that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Portfolio to be held at 6300 Lamar Avenue, Overland Park, Kansas on June 19, 2007 at 1:00 p.m. Central Time, and any adjournments or postponements thereof. The undersigned hereby revokes any and all proxies with respect to such shares previously given by me. This instruction may be revoked at any time prior to its exercise at the Special Meeting by execution of a subsequent proxy card, by written notice to the Secretary of the Corporation, or by voting in person at the Special Meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR SPECIFICATIONS. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL.

IF YOU VOTE BY TELEPHONE OR INTERNET, DO NOT MAIL YOUR CARD.

PLEASE INDICATE VOTES ON OPPOSITE SIDE OF CARD.